Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation, in the Sinoenergy Corporation, Amendment No. 1 to Form S-1/A Registration Statement, of our report dated December 24, 2007 relating to the consolidated financial statement of Sinoenergy Corporation for the nine months ended September 30, 2007. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ Schwartz Levitsky Feldman LLP
Chartered Accountants
Licensed Public Accountants

Toronto, Ontario, Canada
December 31, 2008